UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 11, 2006
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22025 (Commission File No.)	94-3096597 (I.R.S. Employer Identification No.)
24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(734) 930-5555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On April 11, 2006 Aastrom Biosciences, Inc. (“Aastrom”) closed its previously announced registered direct offering of 15,943,750 shares of Aastrom’s common stock to certain institutional investors at a price of $1.60 per share. The aggregate gross proceeds from the direct offering were approximately $25.5 million. The net proceeds, after deducting the placement agents’ fee and other estimated offering expenses, were approximately $23.8 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 11, 2006

AASTROM BIOSCIENCES, INC.
By:	/s/ Gerald D. Brennan, Jr.
Gerald D. Brennan, Jr.
Vice President, Administrative and Financial Operations, CFO

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